UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

LIQTECH INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

September 10, 2015

To our Stockholders:

The Annual Meeting of the Stockholders (the “Meeting”) of LiqTech International, Inc. (the “Company”) will be held at 3:00 p.m., local time on Tuesday, October 13, 2015, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark. Details of the business to be conducted at the Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

On behalf of our Board of Directors, I cordially invite all stockholders to attend the Meeting. It is important that your shares be voted on the matters scheduled to come before the Meeting. Whether or not you plan to attend the Meeting, I urge you to vote your shares. We encourage you to vote your proxy by mailing in your enclosed proxy card in the enclosed postage paid envelope. If you attend the Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Meeting, you may revoke such proxy at any time prior to the Meeting by executing another proxy bearing a later date or providing written notice of such revocation to the Chairman of the Board of Directors of the Company.

Sincerely,
/s/ Sune Mathiesen
Sune Mathiesen
Chief Executive Officer, Principal Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of stockholders to be held on October 13, 2015: In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we are now providing access to our proxy materials, including the Proxy Statement, our Annual Report for the fiscal year ended December 31, 2014 and a form of proxy relating to the Meeting, over the internet. All stockholders of record and beneficial owners will have the ability to access the proxy materials at http://www.viewproxy.com/liqtech/2015. These proxy materials are available free of charge.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF LIQTECH INTERNATIONAL, INC.

TO BE HELD ON OCTOBER 13, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of LiqTech International, Inc., a Nevada corporation (the “Company”), will be held at 3:00 p.m., local time on Tuesday, October 13, 2015, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark for the following purposes:

1.	To elect a slate of nominees consisting of current directors Aldo Petersen, Paul Burgon, Mark Vernon, Michael S. Barish, Dr. Rengarajan Ramesh, and Sune Mathiesen to serve as directors of the Company;

2.	To ratify the appointment of Gregory & Associates, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To hold an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers; and

5.	To consider and vote upon such other matter(s) as may properly come before the Meeting or any adjournment(s) thereof.

The Company’s Board of Directors recommends that you vote in favor of proposals one and two, “for” proposal three, and every three years for proposal four above.

Stockholders of record as of the Record Date (September 8, 2015) are entitled to notice of, and to vote at, this Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS IMPORTANT AND IN YOUR INTEREST FOR YOU TO VOTE. WE ENCOURAGE YOU TO VOTE YOUR PROXY BY MAILING IN YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Date: September 10, 2015	BY ORDER OF THE BOARD OF
DIRECTORS
/s/ Sune Mathiesen
Sune Mathiesen
Chief Executive Officer, Principal Executive Officer and Director

PROXY STATEMENT

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

This Proxy Statement and the accompanying proxy card are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of LiqTech International, Inc., a Nevada corporation (the “Company” or “LiqTech”) for the Annual Meeting of the Stockholders (the “Meeting”) to be held at 3:00 p.m., local time on Tuesday, October 13, 2015, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark.

The approximate date on which this Proxy Statement and form of proxy are intended to be sent or given to the stockholders is September 11, 2015. These proxy materials are also available free of charge on the internet at http://www.viewproxy.com/liqtech/2015. Stockholders are invited to attend the Meeting to vote on the proposals described in this Proxy Statement. However, stockholders do not need to attend the Meeting to vote. Instead, stockholders may simply complete, sign and return the proxy card in the enclosed postage paid envelope.

We will bear the expense of solicitation of proxies for the Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock (as defined below) and to request authority for the execution of the proxies. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board personally or by mail, telephone or facsimile.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

Only stockholders of record of the Company’s common stock, $0.001 par value (the “Common Stock”), as of the close of business on September 8, 2015 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

Voting Stock

As of the Record Date, there were 39,304,781 shares of Common Stock outstanding. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on the matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Quorum

The presence at the Meeting of a majority of the issued and outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to the proposal, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting

The election of directors requires the approval of a plurality of the votes cast at the Meeting. Action on all other matters, including, without limitation, the ratification of the appointment of Gregory & Associates, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015, requires the approval of a majority of votes cast at the Meeting. For purposes of these proposals, abstentions and broker “non-votes” will have no effect on the outcome.

If you are the beneficial owner, but not the registered holder of our shares of Common Stock, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank.

If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting. At the Meeting, ballots will be distributed with respect to the proposal to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes for the election of directors being either “FOR” or “WITHHOLD AUTHORITY” (where stockholders may withhold authority by writing the names of such nominee(s) in a space provided on the ballot), for the ratification of the appointment of Gregory & Associates, LLC and the compensation of our named executive officers being in three categories: “FOR,” “AGAINST” or “ABSTAIN”, and the vote for the frequency on the advisory vote on compensation of named executive officers being “FOR EVERY YEAR”, “FOR EVERY 2 YEARS”, “FOR EVERY 3 YEARS”, or “ABSTAIN”.

Proxies

The form of proxy solicited by the Board affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, the matters to be acted upon at the Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to the matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the proposal.

Revocability of Proxies

Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. Such revocation may be affected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Chief Executive Officer of the Company at the address of the corporate headquarters of the Company set forth above in the Notice to this Proxy Statement or your attendance and voting at the Meeting. Unless so revoked, the shares represented by the proxies, if received in time, will be voted in accordance with the directions given therein.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Interest of Officers and Directors in Matters to Be Acted Upon

No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year, and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon.

Dissenters’ Rights of Appraisal

Under the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board is currently comprised of six (6) members, and we are recommending the election of those members at the Meeting. Our Bylaws provide for the authorization of up to eight (8) directors. Any vacancies in the Board may be exclusively filled by a majority vote of the remaining directors, though less than quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term to which such director is elected.

The Board has recommended for election current directors Aldo Petersen, Paul Burgon, Mark Vernon, Michael S. Barish, Dr. Rengarajan Ramesh and Sune Mathiesen (each, a “Nominee” and collectively, the “Nominees”). If elected at the Meeting, each director would serve until the next annual meeting of the stockholders and his successor is duly elected and qualified.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each of the Nominees has agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

The Nominees, their ages and current positions with the Company are as follows:

Name	Age	Title(s)
Aldo Petersen	53	Chairman of the Board
Sune Mathiesen	40	Director, Chief Executive Officer (Principal Executive Officer)
Paul Burgon	45	Director
Mark Vernon	62	Director
Michael S. Barish	75	Director
Dr. Rengarajan Ramesh	54	Director

A brief biography of each Nominee is set forth below:

Aldo Petersen. Aldo Petersen has been Chairman of the Board of LiqTech since August 2011. He has been the Chief Executive Officer of APE Invest A/S, a private Danish investment company, since 1996. Until 2006, Mr. Petersen was also the Chief Executive Officer of EuroTrust (formerly known as Telepartner), a former NASDAQ-listed company that he founded in 1986. Prior to EuroTrust, he started and sold one of Denmark’s first hedge funds, Dansk Fromue Invest. Mr. Petersen was a major investor in Greentech, a renewable energy company that builds wind farms in Denmark, Germany, Poland and Italy. He is a private investor in wind farms in Germany and France, and was also a major investor in Football Club Copenhagen (listed on the Copenhagen Stock Exchange). Mr. Petersen has a B.A. degree in Economics from Copenhagen Business School.

Sune Mathiesen. Mr. Mathiesen was appointed as Chief Executive Officer and a Director of LiqTech International on July 29 2014. Mr. Mathiesen has served as CEO and as a Director of Masu A/S, a Danish company since February 2013. He has served as CEO and Director of the Board of Provital Solutions A/S since March 2012. Before that he served as Country Manager of Broen Lab Group since August 2010 and before that as Country Manager of GPA Flowsystem since February 2000. Mr. Mathiesen has a solid background in executive management, sales and turn-arounds. Mr. Mathiesen has been working hands-on with technical products within the valves and fittings industry for the past 16 years. He has a degree in commercial science from Via College in Randers.

Paul Burgon. Mr. Burgon has served as a Director of LiqTech since September 5, 2011. Mr. Burgon is the interim Chief Financial Officer of SWK Holdings Corporation (OTCBB: SWKH). Mr. Burgon has served as a Principal and CFO of NightWatch Capital Advisors, LLC since March 2005. Mr. Burgon was a Manager and then Director of Corporate Development for Danaher Corporation from 1998 to 2005, where he completed approximately 50 transactions with a value of almost $2 billion. Mr. Burgon led corporate development at Fluke Corporation from 1997 to 1998 and worked at Coopers and Lybrand from 1994 to 1997. Mr. Burgon holds a B.S.BA. degree (cum laude) in Finance and International Business and an M.B.A. degree from the McDonough School of Business at Georgetown University.

Mark Vernon. Mr. Vernon has served as a Director of LiqTech International, Inc. since February 26, 2013. In January 2014, Mr. Vernon retired as Chief Executive Officer and Director of Spirax-Sarco Engineering plc (London Stock Exchange: SPX), the world leader in the design and supply of industrial steam systems and peristaltic pumping, after serving on the Spirax Board since 2006. Mr. Vernon currently serves as a Director of Senior plc, a $1.3 billion UK-based aerospace and industrial engineering business, following his appointment in May 2011. Mr. Vernon has had a distinguished career in the industrial engineering industry, with wide international business experience. He served previously as Chief Operating Officer and Director of Spirax Sarco, Group Vice-president of Flowserve’s Flow Control Business Unit, Group Vice-president of Durco International and President of Valtek International. Mr. Vernon earned a BSc degree (magna cum laude) from Weber State University.

Michael S. Barish. Mr. Barish was appointed to serve as Director effective as of May 19, 2014. Mr. Barish has over 40 years’ experience in the investment industry, having worked as a security analyst, portfolio manager, and investment advisor. Since 2009, Mr. Barish has actively pursued personal investments in both public and private companies. Furthermore, he has served on the Board of Directors of AeroGrow International Inc. and Zero E Technologies, LLC since 2010. Previously, he served on the Board of Directors of Guaranty National Insurance Company, a publicly held property and casualty company. Mr. Barish co-founded Lazarus Investment Partners LLLP in 2003, a private investment partnership for which he served as portfolio manager until July 2009. In 1973, Mr. Barish founded Cambiar Investors, an investment advisory firm for which he served as President and Chief Investment Officer until 2001. Mr. Barish was a member of the New York Society of Security Analysts and received the designation as Chartered Financial Analyst. He received his BBA in Accounting & Finance from the University of Michigan.

Dr. Rengarajan Ramesh. Dr. Ramesh was appointed to serve as Director effective as of April 14, 2015. Dr. Ramesh consulted for Wasserstein & Co. in 2009 and joined them as a partner in 2010. He currently serves on the board of RWL Water as well as on the Innovation Business Development Advisory Board for United Technologies Corporation. He is a member of the investment committee for Sustainable Water for Food, at US AID, was a Board member of Imagine H2O, and is the Chairman of its Scientific Advisory Board. Most recently he served on the board of High Pressure Equipment Company a portfolio company of Wasserstein & Co. Mr. Ramesh served as a member of the International Advisory Board to The Ministry of Environment and Water for the Government of Singapore from 2006 to 2009 and on the Executive Board of the National Center for Food Protection and Defense from 2006-2009. From 2003 to 2009, he held several senior management roles at GE Water & Process Technologies, including four years as Chief Technology Officer during which time Dr. Ramesh played a key role in the development and implementation of the strategy that led to the creation of GE's $2.5 billion global water platform, managing engineering and technology organizations of over 700 engineers and scientists. Prior to serving at GE, Dr. Ramesh worked with A. Schulman Inc., a global, specialty chemicals manufacturer, for over 20 years. Dr. Ramesh received his M.S. and Ph.D. in Chemical Engineering from the University of Akron and was awarded the distinguished alumni award in 2005. Dr. Ramesh has four issued patents.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of the Nominees has been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of the Nominees is a party adverse to the Company or any of its subsidiaries in any material proceeding, or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

None of the Nominees or the Company’s executive officers is related by blood, marriage or adoption.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF EACH OF ALDO PETERSEN, PAUL BURGON, MARK VERNON

MICHAEL S. BARISH, DR. RENGARAJAN RAMESH AND SUNE MATHIESEN

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Gregory & Associates, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015. Services provided to the Company by our independent registered public accountants during the fiscal year ended December 31, 2014 are described under “Audit-Related Matters—Auditor Fees and Services” herein below.

We are asking our stockholders to ratify the selection of Gregory & Associates, LLC as our independent registered public accountants.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE RATIFICATION OF THE APPOINTMENT OF GREGORY & ASSOCIATES, LLC

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

PROPOSAL THREE

ADVISORY VOTE ON NAMED

EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Our executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success, while working within the available resources. Our compensation committee, along with our Board of Directors, believes that they have taken a responsible approach to compensating our named executive officers given our limited resources.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. Our Board of Directors believes that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our Board of Directors. Our Board of Directors values the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

Vote Required for Approval

This vote is an advisory vote and is therefore not binding on the Company or the Board of Directors. The vote required for approval of the compensation of our named executive officers is the affirmative vote of the majority of shares represented in person or by proxy and entitled to vote on this item. Each holder of common stock is entitled to one vote for each share held.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, enables our stockholders to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore your Board of Directors recommends that you vote for a three year (3-year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that a triennial vote will allow stockholders to better evaluate our executive compensation program in relation to our short- and long-term Company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

The purpose of this proposal is to assess stockholder preferences on the frequency of future advisory votes on executive compensation, and as such, there will be no approval or adoption of a resolution establishing the frequency of future advisory votes on executive compensation. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

Vote Required

This vote is an advisory vote and is therefore not binding on the Company or the Board of Directors. You may choose from the following alternatives: every year, every two years, every three years or you may abstain. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. While the Board of Directors will consider our stockholders’ preference as reflected in the vote on this proposal in determining how frequently the advisory vote on executive compensation occurs in the future, our Board of Directors will have the discretion to determine the actual frequency at which the required advisory stockholder vote on the compensation of our named executive officers will be conducted, because the vote on such frequency is only advisory and non-binding. The Board of Directors’ determination on the actual frequency of such vote will be disclosed in a Form 8-K to be filed in accordance with the rules of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” A THREE YEAR (3-YEAR) FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

Committees of our Board of Directors

Committee Composition

The Board has an audit committee, a compensation committee, and a governance and nominating committee. The following table sets forth the current membership of each of these committees:

Audit Committee	Compensation Committee	Governance Committee
Paul Burgon*	Mark Vernon*	Mark Vernon*
Mark Vernon	Paul Burgon	Paul Burgon
Michael Barish	Michael Barish	Michael Barish
* Chairman of the committee

Audit Committee

Our audit committee consists of Paul Burgon (Chairman), Mark Vernon and Michael Barish, each of whom is an independent director as defined in the NYSE MKT rules and the rules of the U.S. Securities and Exchange Commission (the “SEC”). Based upon past employment experience in finance and other business experience requiring accounting knowledge and financial sophistication, our Board has determined that Mr. Burgon is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and that each member of our audit committee is able to read and understand fundamental financial statements. We have implemented a written charter, which is available on our website at http://www.liqtech.com/default.asp?page=tekst.asp&id=186&fader=182, for our audit committee that provides that our audit committee is responsible for:

●	appointing, compensating, retaining, overseeing and terminating our independent auditors and pre-approving all audit and non-audit services permitted to be performed by the independent auditors;
●	discussing with management and the independent auditors our annual audited financial statements, our internal control over financial reporting, and related matters;

●	reviewing and approving any related party transactions;
●	meeting separately, periodically, with management, the internal auditors and the independent auditors;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	such other matters that are specifically delegated to our audit committee by our Board from time to time; and
●	reporting regularly to the Board of Directors.

During the fiscal year ended December 31, 2014, the audit committee met five times.

The audit committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based on such review and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee

Our compensation committee consists of Mark Vernon (Chairman), Paul Burgon and Michael Barish, each of whom is an independent director as defined in the NYSE MKT rules, a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act of 1934 (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. We have implemented a written charter for our compensation committee, which is available on our website at http://www.liqtech.com/default.asp?page=tekst.asp&id=186&fader=182 that provides that our compensation committee is responsible for:

●	reviewing and making recommendations to our Board regarding our compensation policies and forms of compensation provided to our directors and officers;
●	reviewing and making recommendations to our Board regarding bonuses for our officers and other employees;
●	reviewing and making recommendations to our Board regarding stock-based compensation for our directors and officers;
●	administering our stock option plans in accordance with the terms thereof; and
●	such other matters that are specifically delegated to the compensation committee by our Board after the business combination from time to time.

The compensation committee has the principal responsibility for the compensation plans of the Company, particularly as applied to the compensation of executive officers and directors. The compensation committee charter sets forth the authority and responsibilities of the committee for the performance evaluation and compensation of the Company’s CEO, executive officers and directors, and significant compensation arrangements, plans, policies and programs of the Company. The committee has authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities, including the authority to approve an external advisor’s fees and other retention terms on behalf of the Company. Pursuant to the compensation committee charter, the Company shall provide appropriate funding to the committee, as determined by the committee in its capacity as a committee of the Board, for payment of compensation to any outside advisors engaged by the committee.

The compensation committee annually reviews and approves the corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of such coals and objectives. Based on this evaluation the committee makes and annually reviews decisions regarding: (i) salary paid to the CEO; (ii) the grant of all cash based bonuses and equity compensation to the CEO; (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO; (iv) any CEO severance or change in control arrangement; and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component(s) of the CEO’s compensation, the committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at companies that the committee determines comparable based on factors it selects and the incentive awards given to the Company’s CEO in prior years.

The committee also meets with the CEO within 90 days after the commencement of each fiscal year to discuss the compensation programs to be in effect for the Company’s executive officers for such fiscal year and to review and approve the corporate goals and objectives relevant to those programs. In light of these goals and objectives, the committee makes and annually reviews decisions regarding: (i) salary paid to the executive officers; (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers; (iii) performance targets for executive officers; (iv) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers; (v) executive officers’ severance or change in control arrangements; and (vi) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component(s) of the executive officer’s compensation, the committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to executive officers at companies that the committee determines comparable based on factors it selects and the incentive awards given to the Company’s executive officers in prior years.

During the fiscal year ended December 31, 2014, the compensation committee met five times.

Governance Committee

Our governance committee consists of Mark Vernon (Chairman), Paul Burgon and Michael Barish, each of whom is an independent director as defined in the NYSE MKT rules. We have implemented corporate governance guidelines as well as a written charter for our governance committee which is available on our website at http://www.liqtech.com/default.asp?page=tekst.asp&id=186&fader=182 that provides that our governance committee is responsible for:

●	overseeing the process by which individuals may be nominated to our Board;
●	identifying potential directors and making recommendations as to the size, functions and composition of our Board and its committees;

●	considering nominees proposed by our stockholders;
●	establishing and periodically assessing the criteria for the selection of potential directors;

●	making recommendations to the Board on new candidates for Board membership; and
●	overseeing corporate governance matters.

In making nominations, the governance and nominating committee intends to submit candidates who have high personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the governance and nominating committee intends to take into consideration attributes such as leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

One of the primary responsibilities of the governance and nominating committee is to make appropriate recommendations to the Board for the appointment or re-appointment of directors. The Company seeks to have directors who, in addition to relevant technical, commercial and securities expertise, meet the highest standards of personal integrity, judgment and critical thinking, and an ability to work in an open environment with other directors to further the interests of the Company and its shareholders. In recommending appointments to the Board, the Committee is mindful of the overall balance of the skills, knowledge and experience of Board members against the current and future requirements of the Company and of the benefits of diversity, including gender. The Company recognizes the importance of diversity at all levels of the Company as well as on the Board and considers overall Board balance and diversity when appointing new directors. Board appointments are, in the final analysis, made on merit.

The Company employs multiple strategies in identifying director nominees, including the obtaining of recommendations from security holders, recommendations from current directors, and from the Company’s corporate advisors. The Company also utilizes professional recruitment firms, as may be required, in seeking qualified director nominees. The qualifications of director nominees are evaluated by the committee to determine if the director nominees have the requisite technical and commercial expertise to maintain a proper balance of skills required by the Board. There are no differences in the evaluation of director nominees recommended by security holders. Director nominees are interviewed in depth by the committee and the Board to further qualify the director nominees and evaluate the personal integrity and character of the candidate.

During the fiscal year ended December 31, 2014, the nominating and governance committee met three times.

Director Independence

The Board has determined that Messrs. Burgon, Vernon, Barish and Ramesh are independent as that term is defined in the listing standards of the NYSE MKT. In making these determinations, our Board has concluded that none of our independent directors has an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Petersen is not considered independent under these rules because Mr. Petersen has influence as a significant stockholder. Additionally, Mr. Mathiesen is not considered independent because of his role as Chief Executive Officer of the Company and because he is a significant stockholder. We expect that our independent directors will meet in executive session (without the participation of executive officers or other non-independent directors) at least two times each year.

Board Leadership Structure and Risk Oversight

The following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Company. Based on the attributes and skills of each director, the Company’s leadership structure is appropriate. The Board plays an active role in the risk oversight of the Company.

Mr. Petersen’s knowledge regarding our history and operations provides a critical link between management and the Board, enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.

Mr. Burgon’s hands-on experience in public company corporate governance and corporate finance provides the Board with a unique perspective on corporate governance matters and corporate finance matters. Given his financial experience, Mr. Burgon has been determined by our Board to be an Audit Committee Financial Expert.

Mr. Vernon’s global experience in the industrial engineering industry, particularly in Europe, North and South America, provides the Board with valuable insight into the Company's markets. Mr. Vernon's many years experience on public company boards also provides the Company valuable corporate governance, communications and investor relations expertise.

Mr. Barish’s extensive experience in the investment and securities industries, as well as his prior experience as a board member, provides the Board with valuable insight and expertise.

Mr. Mathiesen’s sales and hands-on experience provides the Board with a sales focus and ability to identify market opportunities. Mr. Mathiesen has extensive management experience, having worked as a CEO for several years.

Dr. Ramesh’s significant experience in technology, products, industry dynamics and business development in the water industry will prove valuable to the Board as it seeks to implement and maintain growth strategies that will enable the Company to succeed.

Board Meetings

The Board held ten (10) meetings (including regularly scheduled and special) during the fiscal year ended December 31, 2014. Each incumbent director attended greater than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board (held during the period for which each director has been a director) and the total number of meetings held by all committees of the board on which each director served (during the period for which each director has been a director).

The Board encourages all of its members to attend its Board meetings.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires an issuer’s officers and directors, and persons who own more than ten percent (10%) of a registered class of a company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that all reports under Section 16(a) required to be filed by its officers and directors and greater than ten percent (10%) beneficial owners were timely filed, with the exception that Mr. Helmer and Mr. Barish each filed a late Form 3 upon their appointment as Chief Executive Officer and Director, respectively.

Code of Ethics

Effective January 1, 2012, the Board adopted a Code of Business Conduct and Ethics with the purpose of assuring that all employees and officers of the Company and its subsidiaries understand and adhere to high ethical standards of conduct. A copy of the Code of Business Conduct and Ethics is attached as Exhibit 14.1 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and available on the Company website at http://www.liqtech.com/default.asp?page=tekst.asp&id=186&fader=182.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Our compensation committee consists of Mark Vernon (Chair), Paul Burgon and Michael Barish, each of whom is an independent director as defined in the NYSE MKT rules, a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code. None of the members of the Compensation Committee was or is an officer or employee of the Company. No member of the compensation committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or compensation committee.

Retirement, Post-Termination and Change in Control

We have no retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, nor do we have post-termination or change in control arrangements with directors, officers or other employees, but our Board may recommend adoption of one or more such programs in the future.

EXECUTIVE OFFICERS

General

Certain information concerning our executive officers as of the date of this Proxy Statement is set forth below. Each officer of the Company shall be elected by the Board, may be classified by the Board as an executive officer or a non-executive officer (or as a non-officer) at any time, and shall serve at the pleasure of the Board. None of our executive officers or directors is related by blood, marriage or adoption.

Name	Age	Titles
Sune Mathiesen	40	Director, Chief Executive Officer (Principal Executive Officer)
Soren Degn	46	Chief Financial Officer (Principal Financial and Accounting Officer)
Johnny Marcher	44	Chief Operating Officer

Sune Mathiesen. Mr. Mathiesen was appointed as Chief Executive Officer and a Director of LiqTech International on July 29, 2014. Mr. Mathiesen has served as CEO and as a Director of Masu A/S, a Danish company since February 2013. He has served as CEO and Director of the Board of Provital Solutions A/S since March 2012. Before that he served as Country Manager of Broen Lab Group since August 2010 and before that as Country Manager of GPA Flowsystem since February 2000. Mr. Mathiesen has a solid background in executive management, sales and turn-arounds. Mr. Mathiesen has been working hands-on with technical products within the valves and fittings industry for the past 16 years. He has a degree in commercial science from Via College in Randers.

Soren Degn. Mr. Degn has served as CFO of LiqTech International, Inc. since August 2011. From 2008 until 2011, he was the CFO of Guava, a publicly listed internet advertising company. From 2007 to 2008, Mr. Degn served as CFO of Advance Renewable Energy Ltd. From 2001 to 2006, he was the CFO of EuroTrust (a NASDAQ/AIM listed company, formerly known as Telepartner). From 1996 to 2001, he was the financial controller at Kampsax (a consulting company). From 1989 to 1996, he worked at KPMG in Denmark. Mr. Degn has a B.A. degree in Business Administration and an M.B.A. from Copenhagen Business School.

Johnny Marcher. Mr. Marcher has served as CTO of LiqTech International A/S since 2011 and COO of LiqTech International, Inc. and LiqTech International A/S since November 1, 2013. Before that he served as Technical Director of LiqTech A/S since 2002. Mr. Marcher also served as CEO of NoTox, a subsidiary entity of Corning Incorporated from 2000 to 2002. Mr. Marcher has a solid background in the industry from injection molding over processing polymeric parts to the manufacturing of ceramic products, with more than 20 years of experience in developing new technologies and products, the past 15 years entirely within clean-tech. He has started Diesel Particulate Filter production lines in U.S. and Italy and three different places in Denmark. He developed several patents related to design of diesel particulate filters, Ceramic Membranes and manufacturing of special tools.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our officers has been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of the officers is a party adverse to the Company or any of its subsidiaries in any material proceeding, or has a material interest adverse to the Company or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2014 and 2013 earned by or paid to our chief executive officer and our most highly compensated executive officer in 2014 whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Other		Total
Sune Mathiesen, Chief Executive Officer and Director (3)	2014	$266,951			$-	-	-	$11,123	(7)	$278,074

Finn Helmer, Former Chief Executive Officer (4)			-	-		-	-			-
	2014	114.770	-	-	-	-	-	10.678	(7)	125.448
	2013	104.000	-	-	682.200	-	-	9.615		795.815
	2012	-	-	-	-	-	-	-		-

Lasse Andreassen, Former Chief Executive Officer and former Director (5)
	2014	116.981	-	-	-	-	-	8.192	(7)	125,173
	2013	217.332	-	-	-	-	-	21.367		238,699
	2012	212.048			118.167	-	-	21.205		351.420

Soren Degn, Chief Financial Officer (6)
	2014	229.813	-	-	-	-	-	18.331	(7)	248.144
	2013	219.739	-	-	-	-	-	18.162		237.902
	2012	180.241	-	-	70.900	-		18.024		269.165

Johnny Marcher, Chief Operating Officer (8)
	2014	121.885	-	-	-	-	-	5.125	(7)	127.011
	2013	147.067	-	-	-	-	-	5.912		152.978
	2012	106.574	-	-	-	-	-	1.424		107.998

(1)

Total salaries for Messrs. Andreassen, Marcher and Degn for 2012 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the currency exchange rate of $1.00 = DKK 5.6591, as of December 31, 2012. Total salaries for Messrs. Helmer, Andreassen, Marcher and Degn for 2013 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the currency exchange rate of $1.00 = DKK 5.6160, as of December 31, 2013. Total salaries for Messrs. Mathiesen, Helmer, Andreassen, Marcher and Degn for 2014 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the currency exchange rate of $1.00 = DKK 5.6190, as of December 31, 2014. We do not make any representation that the Danish Krone amounts could have been, or could be, converted into U.S. dollars at such rate on December 31, 2012, December 31, 2013 or December 31, 2014, or at any other rate.

(2)

These amounts represent the aggregate grant date fair value for stock awards granted in fiscal year 2013 and 2012, computed in accordance with FASB ASC Topic 718. See notes to consolidated financial statements contained elsewhere in this report for further information on the assumptions used to value stock options. On April 1, 2013, Mr. Helmer was granted stock options to purchase 600,000 shares of common stock, respectively, at $2.35 per share. The vesting schedule of such options is as follows: 150,000 options vest as soon as the stock price in 10 following trading days exceeds a closing price at $3.00, 150,000 options vest as soon as the stock price in 10 following trading days exceeds a closing price at $4.00, 150,000 options vest as soon as the stock price in 10 following trading days exceeds a closing price at $5.00, 150,000 options vest as soon as the stock price in 10 following trading days exceeds a closing price at $6.00. All of these options will expire on March 31, 2017. By his termination from the Company in 2014, all options forfeited. On March, 2012, Messrs. Andreassen and Degn were granted stock options to purchase 97,332 and 58,399 shares of common stock, respectively, at $3.28 per share. The vesting schedule of such options is as follows: one-third of the options vested immediately, one third of such options vest on March 23, 2013 and one third of such options vest on March 23, 2014. All of these options expired on March 22, 2015.

(3)	Mr. Mathiesen became our Chief Executive Officer on July 29, 2014. Pursuant to his employment agreement, Mr. Mathiesen is entitled to an annual base salary and company car of approximately $245,042.
(4)

Mr. Helmer resigned from his position and Chief Executive Officer of the Company effective July 28, 2014. Mr. Helmer became our Chief Executive Officer in April 2013. Pursuant to his employment agreement, Mr. Helmer is entitled to an annual base salary and company car of approximately $143,162. As part of this employment contract Mr. Helmer was on April 1, 2013, granted stock options to purchase 600,000 shares of common stock, respectively, at $2.35 per share. By his termination from the Company in 2014, all options forfeited.

(5)	Mr. Andreassen was entitled to an annual base salary of DKK 1,200,000.
(6)	Mr. Degn became our Chief Financial Officer in August 2011. Pursuant to his employment agreement, Mr. Degn is entitled to an annual base salary of approximately $186,232.
(7)

Pursuant to Mr. Mathiesen’s employment agreement, Mr. Matiesen’s received $11,123 of contributions from the Company to his individual retirement account in 2014. Pursuant to Mr. Andreassen’s employment agreement, Mr. Andreassen received $8,192, $21,367 and $21,205 of contributions from the Company to his individual retirement account in 2014, 2013 and 2012, respectively. Pursuant to Mr. Degn’s employment agreement, Mr. Degn received $18,331, $18,162 and $18,024 of contributions from the Company to his individual retirement account in 2014, 2013 and 2012. Pursuant to Mr. Helmer’s employment agreement, Mr. Helmer received $10,678 and $9,615 of contributions from the Company to his individual retirement account in 2014 and 2013. Pursuant to Mr. Marcher’s employment agreement, Mr. Marcher received $5,125, $5,912 and $1,424 of contributions from the Company to his individual retirement account in 2014, 2013 and 2012, respectively.

(8)

Mr. Marcher became Chief Operating Officer of LiqTech International, Inc. and LiqTech International A/S in November 2013. Pursuant to his employment agreement, Mr. Marcher is entitled to an annual base salary of approximately $122,000.

Employment Arrangements

During the year ended December 31, 2014, we had employment agreements with Messrs. Mathiesen, Helmer, Andreassen, Marcher and Degn.

Effective July 29, 2014 the Company’s Board of Directors appointed Mr. Sune Mathiesen to serve as Chief Executive Officer of the Company and as a Director of the Company. Mr. Mathiesen was also engaged to serve as a Director of LiqTech Int. DK pursuant to a Director Contract, dated July 15, 2014, by and between Mr. Mathiesen and LiqTech Int. DK (the “Mathiesen Agreement”). Pursuant to the terms of the Mathiesen Agreement, in consideration for his services, Mr. Mathiesen shall receive an annual base salary initially set at DKK 1,500,000 (or approximately $245,042 based on the currency exchange rate of $1 = DKK 6.1214 as of December 31, 2014). Further, he shall receive a yearly bonus of 5% of the average gross profit for LiqTech Int. DK and Provital Solutions A/S (“Provital”) for any sales (revenue) ≥130,000,000 DKK per year (the gross margin is fixed at 40% without depreciations). For example, the calculation will be as follows, if the revenue for LiqTech Int. DK and Provital should be DKK 200,000,000 in a year and the gross profit DKK 80,000,000 (40%) the bonus would be the following: 80,000,000 minus 130,000,000 * 0.4 = 52,000,000 DKK = 28,000,000 * 0.05 = DKK 1,400,000. Mr. Mathiesen is entitled to five weeks’ vacation, home internet service, a LiqTech Int. DK mobile phone, a LiqTech Int. DK laptop and reimbursement of LiqTech Int. DK-related travel expenses. LiqTech Int. DK may terminate the Mathiesen Agreement upon not less than twelve months’ notice and Mr. Mathiesen may terminate the Mathiesen Agreement with twelve months’ notice to the end of the month. The Mathiesen Agreement may not be terminated before December 31, 2016.

Mr. Finn Helmer resigned from the Company’s Board of Directors effective July 28, 2014. On April 1, 2013 the Company’s Board of Directors appointed Mr. Finn Helmer to serve as Chief Executive Officer. Mr. Helmer was also engaged to serve as a Director of LiqTech Int. DK and as a Director of LiqTech Delaware pursuant to a Director Contract, dated March 27, 2013, by and between Mr. Helmer and LiqTech Int. DK (the “Helmer Agreement”). Pursuant to the terms of the Helmer Agreement, Mr. Helmer was entitled to receive in consideration for his services an annual base salary initially set at DKK 720,000 and an annual bonus of up to DKK 250,000 if the Company’s yearly growth of both revenue and EBITDA exceeded 35% measured by comparing the financial performance of the Company reflected in the Company’s Annual Reports on Form 10-K year to year. In addition, Mr. Helmer was entitled to 600,000 stock options of Company common stock at a price of $2.35 per share, which would vest as follows: (a) 150,000 stock options vested April 24, 2013, (b) 150,000 additional stock options vest as soon as the stock price in 10 preceding trading days exceeds a closing price of $4.00, (c) 150,000 additional stock options vest as soon as the stock price in 10 preceding trading days exceeds a closing price of $5.00 and (d) 150,000 additional stock options vest as soon as the stock price in 10 preceding trading days exceeds a closing price of $6.00. All stock options forfeit automatically on March 27, 2017. The Helmer Agreement described in this paragraph above was terminated on July 28, 2014.

Mr. Andreassen, a former Chief Executive Officer and Director of the Company, had a previous employment agreement that was terminated in October 2011. Under that agreement, Mr. Andreassen’s annual compensation included an annual base salary of approximately DKK 1,000,000 (or approximately $176,706 based on the currency exchange rate of $1.00 = DKK 5.6591 as of December 31, 2012) plus an annual bonus in an amount equal to 10% of our annual net profit. In addition, upon termination of his employment (i) by us for any reason, other than for Cause, he was entitled to a severance payment equal to 24 months of his salary; and (ii) by him voluntarily, he was required to provide us with 12 months prior notice.

Effective upon the closing of the Merger, we entered into a new employment agreement with Lasse Andreassen for his continued employment as our chief executive officer. Under the agreement, Mr. Andreassen earned (i) through January 2013, a base annual salary of approximately DKK 1,200,000 (or approximately $212,048 based on the currency exchange rate of $1 = DKK 5.5691 as of December 31, 2012); (ii) was entitled to an annual bonus of three year options exercisable for the number of shares of our common stock determined by multiplying earnings before interest expense and taxes (EBIT) by a factor of 0.25 and dividing the resulting product by the average price per share of our common stock during the 10 days before the publication of our results of operations for the last completed fiscal year; (iii) was entitled to monthly contributions from us into his retirement plan of an amount equal to 10% of his monthly salary; (iv) was entitled to participate in all of our employee benefit programs available to management executives, including health and long-term disability insurance; (v) upon termination by us for any reason other than for “Cause,” as defined in his employment agreement, was entitled to a severance payment equal to 36 months of his salary; and (vi) provide us with 24 months prior notice upon his voluntary termination of employment.

On March 25, 2013, we entered into an amendment Agreement to Mr. Andreassen's employment agreement pursuant to which, effective March 31, 2013, Mr. Andreassen no longer served as chief executive officer of LiqTech International, Inc.; he instead served as chief operating officer of LiqTech Denmark International. Mr. Andreassen's compensation remained the same however we may terminate Mr. Andreassen by giving him 30 days prior written notice, and in such case we shall pay him 12 months’ salary (including pension and vacation) in a lump sum at the termination date. Mr. Andreassen may terminate upon not less than 3 months prior written notice to us, and in such case we would pay him salary (including pension and vacation) for one year. The employment contract was terminated by Mr. Andreassen April 17, 2013 with 3 months’ notice and we paid him 12 months’ salary from July 17, 2013. On March 3, 2014 we announced that Lasse Andreassen elected to retire and, as a result of his retirement, he no longer serves as a director of the Company.

Effective upon the closing of the Merger, we entered into an employment agreement with Soren Degn for his employment as our Finance Director/CFO. Under the agreement, Mr. Degn will (i) through January 2013, earn a base annual salary of approximately DKK 1,020,000 (or approximately $180,241 based on the currency exchange rate of $1 = DKK 5.6591 as of December 31, 2012); (ii) be entitled to an annual bonus of three year options exercisable for the number of shares of our common stock determined by multiplying earnings before interest expense and taxes (EBIT) by a factor of 0.15 and dividing the resulting product by the average price per share of our common stock during the 10 days before the publication of our results of operations for the last completed fiscal year; (iii) be entitled to monthly contributions from us into his retirement plan of an amount equal to 10% of his monthly salary; (iv) be entitled to participate in all of our employee benefit programs available to management executives, including health and long-term disability insurance; (v) upon termination by us for any reason other than for “Cause,” as defined in his employment agreement, be entitled to a severance payment equal to 24 months of his salary; and (vi) provide us with 12 months prior notice upon his voluntary termination of employment.

On November 1, 2013 Mr. Johnny Marcher was appointed to serve as Chief Operating Officer of LiqTech International, Inc. and LiqTech International A/S. Mr. Marcher was also engaged to serve as a Director of LiqTech Denmark International and as a Director of LiqTech Delaware pursuant to an amendment to his previous contract, by and between Mr. Marcher and LiqTech Denmark International. In consideration for such services to the Company, Mr. Marcher shall receive an annual base salary initially set at DKK 720,000. In addition, Mr. Marcher shall be entitled to five weeks’ vacation, a Company mobile phone, a Company laptop and reimbursement of Company-related travel expenses. The Company may terminate Mr. Marcher upon not less than 12 months’ notice and Mr. Marcher may terminate the Director Contract with 12 months’ notice to the end of the month.

Effective January 1, 2014, LiqTech International, Inc. and Mr. Petersen entered into a Services Agreement whereby Mr. Petersen shall provide on-going services to us which shall include, without limitation, participation at road shows, general investor relations services, general work as Chairman of the Board and other services which are mutually agreeable by both parties on an ad hoc basis (collectively, the “Services”) in consideration for annual payments equal to DKK1,235,000, payable as follows: (a) DKK205,833.34 representing payment for the Services for the months of January and February, 2014; and (b) DKK102,916.67 on the final business day of each month beginning on March 31, 2014 through the end of the term of this Agreement (i.e. December 31, 2014). Except for the above-mentioned amounts, no amounts, bonus amounts or otherwise, shall be due and payable by us to Mr. Petersen in connection with the Services. We shall, at our sole cost and expense, provide Mr. Petersen with a laptop computer and a mobile telephone, including communication costs. Such items shall be utilized by Mr. Petersen in furtherance of Mr. Petersen’s duties and obligations under the Services Agreement. The Services Agreement shall continue for an initial period of one (1) year and thereafter, shall be renewed automatically for subsequent one (1) year terms unless otherwise agreed to in writing by both parties or unless otherwise terminated in accordance with the terms of the Services Agreement. We may terminate the Services Agreement at any time by providing twelve (12) months prior written notice of termination to Mr. Petersen, effective as of the date of delivery of said notice.

On July 29, 2014, LiqTech International A/S and Mr. Mathiesen entered into an Employment Agreement pursuant to which Mr. Mathiesen shall also serve as Director and Chief Executive Officer of the Company. In consideration for Mr. Mathiesen’s services to the Company, Mr. Mathiesen shall receive an annual base salary initially set at DKK 1,500,000. Mr. Mathiesen’s Employment Agreement also provides that he shall receive a yearly bonus of five percent (5%) of the average gross profit for LiqTech International A/S and Provital Solutions A/S for any sales (revenue) greater than or equal to DKK130,000,000 per year. In addition, Mr. Mathiesen shall be entitled to five weeks’ vacation, a Company mobile phone, broadband connection in his residence, a Company laptop and reimbursement of Company-related travel expenses. The Company may terminate Mr. Mathiesen’s employment upon not less than 12 months’ notice and Mr. Mathiesen may terminate with 12 months’ notice to the end of the month. The contract is irredeemable from both parties until December 31, 2016.

Outstanding Equity Awards at Last Fiscal Year End

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Exercisable (1)	Number of Securities Underlying Unexercised Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Soren Degn, CFO	150,000	—	-	$3.00	02/28/15	—	—	—	—
	50,000	—	-	$2.70	02/28/15	—	—	—	—
	58,399	—	-	$3,28	02/22/15	—	—	—	—
Johnny Marcher, COO	87,500	—	-	$1.50	02/28/15	—	—	—	—
	262,500	—	-	$3.00	02/28/15	—	—	—	—

Compensation of Directors

In order to attract and retain qualified independent directors, in November, 2011, we adopted a compensation plan for non-employee directors. Such plan included cash as well as equity-based compensation. As part of this compensation plan, annually each independent director received $10,000, and the chairman of the audit committee received $20,000. In addition, on December 16, 2011, each independent director received 20,000 options, one-third of which vested immediately, one-third of which vested on September 1, 2012 and one-third of which vested on September 1, 2013. The options include a three-year expiration period.

Pursuant to a Board of Directors meeting held on April 18 and April 19 of 2013, each independent director shall receive $20,000, and the chairman of the audit committee shall receive $30,000, as annual compensation for their services. Furthermore, effective as of April 19, 2013, each independent director received 100,000 restricted shares as replacement of an option grant for 2012, 2013 or 2014. For two of the independent directors, one-half of their respective restricted shares vested on December 31, 2013 and one-half of their respective restricted shares vested on December 31, 2014. With respect to the remaining independent director’s restricted shares, one-third vested on December 31, 2013, one-third vested on December 31, 2014 and one-third vest on December 31, 2015.

The following table provides information regarding compensation that was earned or paid to the individuals who served as non-employee directors during the year ended December 31, 2014. Except as set forth in the table, during 2014, directors did not earn nor receive cash compensation or compensation in the form of stock awards, option awards or any other form.

Name	Fees earned or paid in cash (1)	Stock awards	Option awards (2)	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation (3)	Total
Paul Burgon	30,000	—	—	—	—	—	$30,000
Mark Vernon	20,000	—	—	—	—	—	$20,000
Mike Barish	20,000	—	—	—	—	158,000	$178,000
(1)	Our independent directors are entitled to cash compensation of $20,000 per year and the chairman of our audit committee is entitled to $30,000 per year.
(2)

These amounts represent the aggregate grant date fair value for stock awards granted in fiscal year 2012, computed in accordance with FASB ASC Topic 718. As such, these amounts do not correspond to the compensation actually realized by each director for the period. See notes to consolidated financial statements contained elsewhere in this report for further information on the assumptions used to value stock options.

(3)	The Company issued 100,000 shares of restricted stock valued at $158,000 for services provided and to be provided by Mike Barish.

Our Bylaws which were adopted effective January 1, 2012 state that the Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

During October and December of 2014, an officer of LiqTech NA provided $25,000 and $35,000 in non interest bearing advances to the Company totaling $60,000. The advances were repaid in January 2015.

Effective January 1, 2014, LiqTech International, Inc. and Mr. Petersen entered into a Services Agreement whereby Mr. Petersen provided on-going services to us which shall included, without limitation, participation at road shows, general investor relations services, general work as Chairman of the Board and other services which were mutually agreeable by both parties on an ad hoc basis (collectively, the “Services”) in consideration for annual payments equal to DKK1,235,000, payable as follows: (a) DKK205,833.34 representing payment for the Services for the months of January and February, 2014; and (b) DKK102,916.67 on the final business day of each month beginning on March 31, 2014 through the end of the term of this Agreement (i.e. December 31, 2014). Except for the above-mentioned amounts, no amounts, bonus amounts or otherwise, were due and payable by us to Mr. Petersen in connection with the Services. We, at our sole cost and expense, provided Mr. Petersen with a laptop computer and a mobile telephone, including communication costs. Such items were utilized by Mr. Petersen in furtherance of Mr. Petersen’s duties and obligations under the Services Agreement. The Services Agreement continued for an initial period of one (1) year and thereafter, was renewed automatically for subsequent one (1) year term and shall continue to renew automatically for subsequent one (1) year term, unless otherwise agreed to in writing by both parties or unless otherwise terminated in accordance with the terms of the Services Agreement. We may terminate the Services Agreement at any time by providing twelve (12) months prior written notice of termination to Mr. Petersen, effective as of the date of delivery of said notice.

On January 14, 2014, the Compensation Committee approved a special 2013 bonus payment in the amount of $175,000 to Aldo Petersen in connection with the special warrant and stock option capital raise in October 2013.

On July 28, 2014, the Company, through its subsidiary, LiqTech International A/S, a Danish company (“Sub”), completed the acquisition of all of the issued and outstanding capital stock (the “Target Shares”) of Provital Solutions A/S from Masu A/S, a Danish company (the “Seller”). Mr. Mathiesen has an 83.97% ownership interest in the Seller. He also serves as the Chief Executive Officer and as a Director of Provital Solutions A/S and the Seller. In consideration for the Target Shares, the Seller received cash consideration in the sum of DKK12,600,000, that is, approximately USD$2,300,000, and 4,044,782 shares of the Company’s common stock (the “Payment Shares”). One-third (1/3) of the Payment Shares shall be subject to a lock-up period of six (6) months in accordance with the terms of the purchase agreement. The remaining two-thirds (2/3) of the Payment Shares shall be held in escrow and one-third of the Payment Shares will be released from escrow contingent upon Provital, for the year ending December 31, 2014, achieving (i) gross revenues of not less than DKK65,000,000 and EBITDA of DKK6,500,000, or (ii) EBITDA of not less than DKK10,000,000 and gross revenues of not less than DKK50,000,000. Another one-third of the Payment Shares will be released from escrow contingent upon Provital, for the year ending December 31, 2015, achieving (i) gross revenues of not less than DKK120,000,000 and EBITDA of DKK12,000,000, or (ii) EBITDA of not less than DKK16,000,000 and gross revenues of not less than DKK80,000,000. The purchase agreement includes “catch up” provisions that provide that the Payment Shares placed in escrow will be released from escrow if Provital (1) for the years ending December 31, 2014 and December 31, 2015, achieves accumulated gross revenues (i) exceeding DKK185,000,000 and EBITDA of DKK18,500,000, or (ii) EBITDA of not less than DKK26,000,000 and gross revenues of not less than DKK130,000,000 or (2) for the year ending December 31, 2016, achieves gross revenues exceeding DKK105,000,000 and EBITDA of not less than DKK21,000,000.

Policies and Procedures for Related Party Transactions

Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our audit committee any such related party transaction. In approving or rejecting the proposed agreement, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our audit committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 8, 2015, certain information regarding the beneficial ownership of our common stock, the only class of capital stock we have currently outstanding, of (i) each director and “named executive officers” (as defined in the section titled “Executive Compensation — Summary Compensation Table”) individually, (ii) our chief financial officer, (iii) all directors and executive officers as a group, and (iv) each person known to us who is known to be the beneficial owner of more than 5% of our common stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Common Stock Beneficially Owned (3)
Sune Mathiesen(4)	4,054,782	10.3%
Mike Barish(5)	1,800,336	4.6
Aldo Petersen(6)	3,288,541	8.4
Soren Degn(7)	168,000	*
Mark Vernon	141,455	*
Donald S. Debelak	214,745	*
Paul Burgon (8)	158,818	*
Dr. Rengarajan Ramesh (9)	100,000	*
All executive officers and directors as a group (8 persons)(10)	9,926,677	25.1%
5% Shareholders:
Laksya Ventures, Inc.(11)	3,199,792	8.1%
SmallCap Danmark A/S (12)	2,571,150	6.5%
Clear Harbor Asset Management, LLC	2,120,020	5.4%
Norman H. Pessin (13)	2,076,864	5.3%
*	Less than one percent.

(1)	Unless otherwise indicated, the address for each person listed above is: c/o LiqTech International A/S, Industriparken 22C 12, DK-2750 Ballerup, Denmark.
(2)

Under the rules and regulations of the SEC, beneficial ownership includes (i) shares actually owned, (ii) shares underlying options and warrants that are currently exercisable and (iii) shares underlying options and warrants that are exercisable within 60 days of September 8, 2015. All shares beneficially owned by a particular person under clauses (ii) and (iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on 39,304,781 shares issued and outstanding as of September 8, 2015.
(4)

Shares are owned by Masu A/S, a Danish entity. Mr. Mathiesen controls the voting and disposition of the shares owned by Masu A/S. One-third (1/3) of the Payment Shares shall be subject to a lock-up period of six (6) months. The remaining two-thirds (2/3) of the Payment Shares shall be held in escrow and one-third of the Payment Shares will be released from escrow contingent upon Provital, for the year ending December 31, 2014, achieving (i) gross revenues of not less than DKK65,000,000, that is, approximately $10,618,486 (at December 31, 2014) and EBITDA of DKK6,500,000, that is, approximately $1,061849 (at December 31, 2014) or (ii) EBITDA of not less than DKK10,000,000, that is, approximately USD$1,633,613 (at December 31, 2014) and gross revenues of not less than DKK50,000,000, that is, approximately USD$8,168,066 (at December 31, 2014). Another one-third (1/3) of the Payment Shares will be released from escrow contingent upon Provital, for the year ending December 31, 2015, achieving (i) gross revenues of not less than DKK120,000,000, that is, approximately USD$19,603,358 (at December 31, 2014) and EBITDA of DKK12,000,000, that is, approximately USD$1,960,335 (at December 31, 2014) or (ii) EBITDA of not less than DKK16,000,000, that is, approximately USD$2,613,781 (at December 31, 2014) and gross revenues of not less than DKK80,000,000, that is, approximately USD$13,068,906 (at December 31, 2014).

The purchase agreement includes “catch up” provisions that provide that the Payment Shares placed in escrow will be released from escrow if Provital (1) for the years ending December 31, 2014 and December 31, 2015, achieves accumulated gross revenues (i) exceeding DKK185,000,000, that is, approximately USD$31,275,358 and EBITDA of DKK18,500,000, that is, approximately USD$3,127,536 or (ii) EBITDA of not less than DKK26,000,000, that is, approximately USD$4,395,456 and gross revenues of not less than DKK130,000,000, that is, approximately USD$21,977,279 or (2) for the year ending December 31, 2016, achieves gross revenues exceeding DKK105,000,000, that is, approximately USD$17,750,879 and EBITDA of not less than DKK21,000,000, that is, approximately USD$3,550,176.

(5)	Included 398,000 shares underlie a 5-year warrant immediately exercisable at an exercise price of $2.70 per share with expiration date December 31, 2016.
(6)

Includes (i) 3,288,541 shares owned by APE Invest A/S, a Danish entity controlled by Mr. Petersen, of which 100,000 shares underlie a 5-year warrant immediately exercisable at an exercise price of $2.70 per share with expiration date December 31, 2016.

(7)

Includes 118,000 shares and 50,000 shares owned by LD Consulting ApS (former SHD Invest ApS) and LHD Invest ApS, respectively, each of which is a Danish entity. The voting and disposition of the shares owned by LD Consulting ApS and LHD Invest ApS are controlled by Mr. Degn.

(8)	Includes 27,523 shares of restricted Common Stock that shall vest on December 31, 2015.

(9)	Dr. Ramesh holds 100,000 shares of restricted stock, subject to certain vesting provisions.

(10)	Includes five-year warrants immediately exercisable for an aggregate of 498,000 shares at an exercise price of $2.70 per share.
(11)

Includes five-year warrants immediately exercisable for an aggregate of 1,900,000 shares at an exercise price of $1.50 per share with expiration date December 31, 2016. The voting and disposition of the shares owned by Laksya Ventures is controlled by Neil Persh.

(12)	Includes 375,000 warrants immediately exercisable for at an exercise price of $2.70 per share.
(13)	Norman H. Pessin, Sandra F. Pessin and Brian Pessin hold 2,076,864 shares in the aggregate and may be deemed members of a group for the purposes of Rule 13d-1.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of us.

AUDIT-RELATED MATTERS – AUDITOR FEES AND SERVICES

Our current principal independent registered public accountant is Gregory & Associates, LLC. The Company does not expect a representative of our independent public accountant to be present at the Meeting.

Audit Fees, Audit-Related Fees, Tax Fees & All Other Fees

The aggregate fees billed or expected to be billed by our independent auditors for the audit of our annual consolidated financial statements for the year ended December 31, 2014 and for the review of our quarterly financial statements during 2014 was $163,062. During 2014, our auditor provided $20,080 in audit related services for the Company’s offering on Form S-3. Our auditors did not provide any tax compliance or planning services or any services other than those described above. The aggregate fees billed by our principal auditors for the audit of our annual consolidated financial statements for the year ended December 31, 2013 was $132,684. Our auditors did not provide any tax compliance or planning services or any services other than those described above.

Audit Committee Pre-approval

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax fees, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to certain committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval delegation, and the fees for the services performed to date. All of the services described above in this Item 14 were approved in advance by the Audit Committee during the fiscal year ended December 31, 2014.

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

Only one Proxy Statement is being delivered to two (2) or more security holders who share an address, unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Proxy Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Proxy Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at Industriparken 22C, DK2750 Ballerup, Denmark.

Submission of Stockholder Proposals

If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices on or before May 16, 2016. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (y) by or at the direction of the Board or (z) by any stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in Section 1.11(b) of the Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 1.11(b) of the Bylaws.

For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., June 26, 2015 and May 27, 2015, respectively); provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (y) 60 days prior to such meeting or (z) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i) the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act;

(ii) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(iii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any Stockholder Associated Person covered by clauses (iv) and (v) below;

(iv) (A) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (B) any Derivative Positions held or beneficially held by the stockholder or any Stockholder Associated Person, (C) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (D) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (E) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (F) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities; and

(v) any material interest of the stockholder or any Stockholder Associated Person in such business, including all arrangements, agreements and understandings with the stockholder or Stockholder Associated Person in connection with the proposed business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except as shall have been brought before the meeting in accordance with the procedures set forth in Section 1.11(b) of the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of Section 1.11(b) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(b) of the Bylaws.

With respect to the nomination of directors, only persons who are nominated in accordance with the procedures set forth in Section 1.11 of the Company’s Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of the Company may be made at a meeting of stockholders (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Board or (3) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in Section 1.11(a) of the Bylaws, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 1.11(a) of the Bylaws. The foregoing clause shall be the exclusive means for a stockholder to make any nomination of a person or persons for the election to the Board at an annual meeting or special meeting of the stockholders.

Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. For purposes of Section 1.11 of the Bylaws, public disclosure of the date of a forthcoming meeting may be made by the Company not only by giving formal notice of the meeting, but also by notice to a national securities exchange (if the Company’s common stock is then listed on such exchange), by filing a report under Section 13 or 15(d) of the Exchange Act (if the Company is then subject thereto), by mailing to stockholders, or by a general press release. Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii) as to the stockholder giving the notice:

(A) the name and address, as they appear on the Company’s books, of such stockholder and any Stockholder Associated Person (defined below) covered by clause (B) below,

(B) (1) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (2) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (3) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (4) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (5) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (6) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities, and

(C) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Affiliated Person has the right to vote any security of the Company.

At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Section 1.11(a) of the Bylaws.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of Section 1.11(a) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(a) of the Bylaws. Notwithstanding anything to the contrary therein, no provision of the Bylaws shall be deemed to prohibit or restrict the ability of the Board to fill vacancies in the membership of the Board of the Company pursuant to NRS §78.335 or pursuant to any other statutory or contractual right of the Board of the Company to fill any such vacancy.

“Stockholder Associated Person” of any stockholder means (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.

“Derivative Position” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise.

Stockholder Communications

The Board welcomes communications from our stockholders. Stockholders who wish to communicate with the Board may send a letter to Aldo Petersen, Chairman of the Board, at Industriparken 22C, DK2750 Ballerup, Denmark. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder. All such letters will be reviewed by Mr. Petersen and submitted to the entire Board no later than the next regularly scheduled Board meeting.

Other Matters

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of the Nominees and the ratification of Gregory & Associates, LLC. Should any other matter be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains the reports, proxy and information statements and other information regarding the Company that we have filed electronically with the SEC. The address of the SEC’s internet site is http://www.sec.gov.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Proxy Statement. Additional copies of this Proxy Statement and/or the Annual Report, as well as copies of any Quarterly Report may be obtained without charge upon written request to LiqTech International, Inc. at Industriparken 22C, DK2750 Ballerup, Denmark, or on the SEC’s internet website at http://www.sec.gov.

BY ORDER OF THE BOARD OF
DIRECTORS
September 10, 2015	/s/ Sune Mathiesen
Sune Mathiesen
Chief Executive Officer, Principal Executive Officer and Director

PROXY

LIQTECH INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 13, 2015

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Aldo Petersen and Paul Burgon, individually or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at 3:00 p.m., local time on Tuesday, October 13, 2015, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark.

This proxy will be voted in accordance with the instructions indicated on the reverse side of this card. If no instructions are given, this proxy will be voted FOR the proposals and in the proxies’ discretion upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

(To Be Signed on Reverse Side)

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

FOR THE MATTER SET FORTH BELOW IN PROPOSALS ONE, TWO, AND THREE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTERS SUBMITTED AND 3 YEARS FOR PROPOSAL FOUR. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED PRE PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE INK AS SHOWN HERE ☐ ☐ ☐

1.	ELECTION OF DIRECTORS.

Vote For All Nominees	Withhold Vote For All Nominees	Vote For All Nominees Except as Specified Below
☐	☐	☐
01 Aldo Petersen
02 Paul Burgon
03 Mark Vernon
04 Michael S. Barish
05 Rengarajan Ramesh
06 Sune Mathiesen

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Vote For All Nominees Except as Specified Below” and write that nominee’s name in the space provided below.

2.	RATIFICATION OF GREGORY & ASSOCIATES, LLC AS INDEPENDENT AUDITOR FOR LIQTECH INTERNATIONAL, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.
☐ FOR ratification of the independent auditor. ☐ AGAINST ratification of independent auditor. ☐ ABSTAIN.

3.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.
☐ FOR. ☐ AGAINST. ☐ ABSTAIN.

4.	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.
☐ FOR EVERY YEAR. ☐ FOR EVERY 2 YEARS. ☐ FOR EVERY 3 YEARS. ☐ ABSTAIN.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

NOTE: Please sign exactly as your name or names appear on your stock certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

**Important Notice Regarding the Availability of Proxy Materials**

for the

2015 Annual Meeting of Stockholders

to Be Held on

October 13, 2015

The proxy statement and annual report on Form 10-K are available at http://www.viewproxy.com/liqtech/2015
Meeting Information		How to Vote
Date:	October 13, 2015	To vote, simply complete and mail the proxy card in the enclosed pre-paid envelope. Alternatively, you may elect to vote in person at the annual meeting. You will be given a ballot when you arrive.
Time:	3:00 PM (local time in Ballerup, Denmark)
Location:	at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark

Voting Items

The Board of Directors recommends you vote FOR the proposals one, two and three, and 3 years for proposal four:

1.	Election of six directors for a term of one year or until the next annual meeting of stockholders Nominees:
Aldo Petersen Paul Burgon Mark Vernon Michael S. Barish Rengarajan Ramesh Sune Mathiesen
2.	Ratification of Audit Committee’s appointment of Gregory & Associates, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015

3.	Approval of named executive officer compensation

4.	Frequency of future advisory votes to approve named executive officer compensation